UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 22, 2007
Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)
121 South 13th Street, Suite 201, Lincoln, Nebraska 68508
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 22, 2007, Don R. Bouc and Arturo R. Moreno, members of the Board of Directors of Nelnet, Inc. (the “Company”), notified the Company that they will not be standing for re-election as directors at the Company’s 2007 annual meeting of shareholders scheduled to be held on May 24, 2007. Mr. Bouc, who retired as President of the Company in 2004, will retire from the Board on May 24, 2007, and Mr. Moreno will resign from the Board at that time due to his many other significant business commitments.
     Also on March 22, 2007, in connection with the previously reported retirement of Stephen F. Butterfield from his position as a Co-Chief Executive Officer of the Company to be effective immediately after the annual meeting of shareholders scheduled to be held on May 24, 2007, the Compensation Committee of the Board of Directors determined that Mr. Butterfield, who will remain an employee of the Company, shall continue to receive his current base salary until May 24, 2007, at which time his annual base salary will be reduced to $50,000. In addition, under the terms of the Company’s previously reported and filed Executive Officers Bonus Plan (the “Plan”), Mr. Butterfield will not receive a bonus under such Plan for 2007 since Mr. Butterfield will not be serving as a Co-Chief Executive Officer of the Company as of December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NELNET, INC.
Date: March 28, 2007	By:	/s/ TERRY J. HEIMES
Terry J. Heimes
Chief Financial Officer